UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 27, 2006

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Lifestream Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

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Nevada	0-29058	82-0487965
(State or other jurisdiction of incorporation or organization	(Commission File Number)	(I.R.S. Employer Identification Number)

570 S. Clearwater Loop, Building 1000, Suite D, Post Falls, ID 83854

(Address of principal executive offices)(Zip Code)

(208) 457-9409

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14-d(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01

MATERIAL CONTRACT.

On November 27, 2006, the Lifestream Technologies, Inc. (the “Company”) entered into an asset purchase agreement with Polymer Technology Systems, Inc. to sell substantially all of the Company’s assets for $750,000, subject to higher and better offers. To complete the sale, according to the asset purchase agreement, the Company filed for Chapter 11 bankruptcy in the United States Bankruptcy Code (the “Bankruptcy Code”) and filed a motion pursuant to Section 363(f) of the Bankruptcy Code to seek Bankruptcy Court approval for an expedited sale of the assets referred to above. As its bankruptcy pleadings detail, based on preliminary indications, the Company believes that after the sale it is unlikely that any asset will remain for distribution to the common shareholders. More information about the bankruptcy filing can be found under ITEM 1.03 below.

ITEM 1.03

BANKRUPTCY OR RECEIVERSHIP.

On November 29, 2006, the Company (also referred to as the “Debtor”) filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Nevada. Case No. 06-13589. As a “debtor in possession,” the Debtor remains in possession of its assets and properties and continues to operate its business pursuant to Section 1107(a) and 1108 of the Bankruptcy Code.

ITEM 7.01

REGULATION FD.

On November 30, 2006, the Company issued a press release relating to the matters discussed herein. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01

FINANCIAL STATEMENT AND EXHIBITS

Exhibit Number	Exhibit
99.1	Press release of Lifestream Technologies, Inc. dated as of November 30, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 30, 2006

LIFESTREAM TECHNOLOGIES INC.
By:	/s/ FRANK R. MACK
Name:	Frank R. Mack
Its:	Chief Restructuring Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Press release of Lifestream Technologies, Inc. dated as of November 30, 2006